                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Phillips-Van Heusen Corporation
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


     ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        PHILLIPS-VAN HEUSEN CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the 'Company'), a Delaware corporation, will be held at the offices of Chase Securities Inc., 270 Park Avenue, Third Floor Auditorium, New York, New York, on Tuesday, June 17, 1997, at 10:00 A.M., for the following purposes:

          (1) To elect 12 directors of the Company to serve for a term of one year;

          (2) To consider and act upon a proposal to ratify the exchange, on a like-value basis, of certain directors' options;

          (3) To consider and act upon a proposal to approve the Company's 1997 Stock Option Plan;

          (4) To consider and act upon a proposal to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

          (5) To consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on April 17, 1997 are entitled to vote at the meeting.

     Attendance at the meeting will be limited to holders of record of the Company's Common Stock or their proxies, beneficial owners having evidence of ownership, and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership.

     You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                          By order of the Board of Directors,


                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
May 2, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                        PHILLIPS-VAN HEUSEN CORPORATION
                            ------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1997
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the 'Company') to be used at the Annual Meeting of Stockholders of the Company which will be held at the offices of Chase Securities Inc., 270 Park Avenue, Third Floor Auditorium, New York, New York, on Tuesday, June 17, 1997, at 10:00 A.M., and at any adjournments thereof.

     The principal executive offices of the Company are at 1290 Avenue of the Americas, New York, New York 10104. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was May 2, 1997.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker 'non-votes' are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker 'non-votes' are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Pursuant to the rules of the New York Stock Exchange, brokers holding shares for a beneficial owner will not have discretion to vote on the proposal to ratify the exchange, on a like-value basis, of certain directors' options or the proposal to approve the Company's 1997 Stock Option Plan (the '1997 Option Plan').

     Stockholders of record at the close of business on April 17, 1997 will be entitled to one vote for each share of the Company's common stock (the 'Common Stock') then held. There were outstanding on such date 27,063,489 shares of Common Stock. The Common Stock is the only outstanding class of voting stock of the Company.

     The rights to purchase shares of the Company's Series A Cumulative Participating Preferred Stock, which automatically trade with the Common Stock, do not vote. Such rights become exercisable, unless they theretofore have been redeemed or have expired, 10 days after a person or affiliated or associated group acquires 20% or more of the Common Stock in a transaction not previously approved by the Company's Board of Directors or commences a tender offer for 30% or more of the Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 17, 1997. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                                AMOUNT
NAME AND ADDRESS OF                          BENEFICIALLY    PERCENT OF
BENEFICIAL OWNER                                OWNED          CLASS
------------------------------------------   ------------    ----------
Vaneton International, Inc.(1) ...........     2,835,794        10.5%
  P.O. Box 3340
  Road Town
  Tortola, British Virgin Islands
The Crabbe Huson Group, Inc.(2) ..........     2,469,500         9.1
  121 SW Morrison
  Suite 1400
  Portland, Oregon 97204
Merrill Lynch & Co., Inc.(3) .............     1,438,855         5.3
  World Financial Center
  250 Vesey Street
  New York, New York 10281
The PVH Associates Investment Plan Master      1,402,254         5.2
  Trust(4) ...............................
  1290 Avenue of the Americas
  New York, New York 10104

---------------
(1) Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 2,835,794 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee is as of March 22, 1995 and as set forth in a Schedule 13D filed with the Securities and Exchange Commission.

(2) The Crabbe Huson Group, Inc. ('CHG') is a registered investment advisor which, as of December 31, 1996, shares voting and dispositive power with approximately 33 investors for which it serves as investment advisor with respect to the 2,469,500 shares of Common Stock owned by such investors. CHG disclaims beneficial ownership of all shares owned by such investors. The address for CHG is 121 SW Morrison, Suite 1400, Portland, Oregon 97204. Information as to the shares of Common Stock owned by CHG is as set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Merrill Lynch & Co., Inc. ('MLC') is the parent company of (i) Merrill Lynch Global Asset Management Limited ('MLGAM') and (ii) Merrill Lynch Group, Inc. ('MLG'). As such, MLC may be deemed to be the beneficial owner of the aggregate of the 1,438,855 shares (5.3%) of Common Stock which may be deemed to be beneficially owned by MLGAM and MLG. The address of each of MLC, MLGAM and MLG is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. MLG may be deemed to be the beneficial owner of 1,418,855 shares (5.2%) of Common Stock by virtue of its control of its wholly-owned subsidiary, Princeton Services, Inc. ('PSI'), and of Merrill Lynch Bank (Suisse) S.A. ('Bank Suisse') and various Merrill Lynch Trust Companies, each of which is a wholly-owned subsidiary of MLG. PSI may be deemed to be the beneficial owner of 1,139,255 shares (4.2%) of Common Stock by virtue of the fact that it is the general partner of Merrill Lynch Asset

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
         Management, L.P. ('MLAM'). MLAM is a registered investment adviser which may be deemed to be the beneficial owner of the 1,139,255 shares (4.2%) of Common Stock. The address of each of PSI and MLAM is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Each of MLC, MLG and PSI has disclaimed beneficial ownership of such shares. Information as to the shares of Common Stock beneficially owned by MLC, MLG, PSI and MLAM is as of December 31, 1996 and as set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(4) Includes all shares held by the Master Trust relating to the Company's Associates Investment Plan, its Associates Investment Plan (Crystal Brands Division) and its Associates Investment Plan for Associates in Puerto Rico. The Master Trust does not have dispositive power as to the shares of Common Stock beneficially owned by it. Information as to the shares of Common Stock owned by the PVH Associates Investment Plan Master Trust is as of December 31, 1996 and as set forth in a Schedule 13G filed with the Securities and Exchange Commission.

     The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the chief executive officer, the four most highly compensated executive officers of the Company other than the chief executive officer, and all of the directors, nominees for director and executive officers of the Company as a group as of April 17, 1997.

                                                        AMOUNT
                                                     BENEFICIALLY    PERCENT OF

NAME                                                   OWNED(1)        CLASS
--------------------------------------------------   ------------    ----------
Michael J. Blitzer................................        4,906            *
Edward H. Cohen...................................       11,000            *
Estelle Ellis.....................................       12,000            *
Joseph B. Fuller..................................          500            *
Dennis F. Hightower...............................            0            *
Joel H. Goldberg..................................       20,000            *
Marc Grosman......................................            0            *
Bruce J. Klatsky..................................       70,426            *
Maria Elena Lagomasino............................          200            *
Harry N.S. Lee(2).................................        1,000            *
Bruce Maggin......................................       24,500            *
Ellis E. Meredith.................................       10,010            *
Steven L. Osterweis...............................       15,000            *
Sylvia M. Rhone...................................            0            *
William S. Scolnick...............................        5,500            *
Allen E. Sirkin...................................       25,401            *
Peter J. Solomon..................................       17,000            *
Mark Weber........................................       40,246            *
Irwin W. Winter...................................       48,143            *
All directors, nominees for director and executive      306,332          1.1%
  officers as a group (20 persons)................

---------------
*      Less than 1% of class.

(1) The figures in the table are based on information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held in the

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
         Master Trust for the executive officers by virtue of their participation in the Company's Associates Investment Plan. See the prior table for information regarding the Associates Investment Plan. Except as otherwise indicated, each of the directors, nominees and executive officers has sole voting and investment power with respect to the shares listed as owned by them.

(2) Harry N.S. Lee is a director of Vaneton International, Inc. which beneficially owns 2,835,794 shares (10.5%) of Common Stock. See the prior table for certain information regarding Vaneton International, Inc.

     The figures in the foregoing table include 190 shares held by Bruce J. Klatsky's child and by Mr. Klatsky's wife as custodian for his child, as to which Mr. Klatsky has disclaimed beneficial ownership, 8,000 shares held by Bruce Maggin as custodian for his children, 300 shares held by Allen E. Sirkin with his wife as joint tenants, 200 shares held by the Keogh Plan of Mr. Sirkin's wife, as to which Mr. Sirkin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within 60 days upon the exercise of options granted under the Company's stock option plans: Michael J. Blitzer, 4,906 shares; Edward H. Cohen, 5,000 shares; Estelle Ellis, 5,000 shares; Joel
H. Goldberg, 20,000 shares; Bruce J. Klatsky, 21,568 shares; Bruce Maggin, 5,000 shares; Ellis E. Meredith, 5,000 shares; Steven L. Osterweis, 5,000 shares; William S. Scolnick, 5,000 shares; Allen E. Sirkin, 25,101 shares; Peter J. Solomon, 5,000 shares; Mark Weber, 32,746 shares; Irwin W. Winter, 29,118 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 168,439 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 12 members, all of one class. All members of the Board are elected by the stockholders at the annual meeting of stockholders of the Company for a term of one year or until their successors are elected and qualified.

     Pursuant to a policy adopted by the Board in 1996, effective at this meeting, directors who have attained the age of 69 are not eligible to stand for re-election. As a result, Estelle Ellis, who became a director in 1982, Ellis E. Meredith, who became a director in 1984, Steven L. Osterweis, who became a director in 1976, and William S. Scolnick, who became a director in 1962, have not been nominated for the forthcoming year.

     At the meeting, the stockholders will elect 12 members of the Board of Directors to serve until the 1998 Annual Meeting of Stockholders and until their respective successors shall have been elected and shall qualify.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 12 NOMINEES NAMED BELOW. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED IN THE PROXY.

     The following eight nominees are currently Company directors whose terms of office expire at the meeting. All of these individuals have previously been elected directors of the Company by the stockholders.

                                                                                                           YEAR

                                                                                                         BECAME A
NAME                                            PRINCIPAL OCCUPATION                             AGE     DIRECTOR
----------------------------------------------  ----------------------------------------------   ---     --------
Edward H. Cohen...............................  Senior Partner of Rosenman & Colin LLP, a law    58        1987
                                                firm
Joseph B. Fuller..............................  Director of Monitor Company, a management        40        1991
                                                consulting firm
Bruce J. Klatsky..............................  Chairman, President and Chief Executive          48        1985
                                                Officer of the Company
Maria Elena Lagomasino........................  Senior Vice President of The Chase Manhattan     48        1993
                                                Bank, N.A.
Harry N.S. Lee................................  Director of TAL Apparel Limited, an apparel      54        1995
                                                manufacturer and exporter based in Hong Kong
Bruce Maggin..................................  Principal of The H.A.M. Media Group, LLC, a      54        1987
                                                media investment company
Peter J. Solomon..............................  Chairman of Peter J. Solomon Company, Ltd.,      58        1987
                                                an investment banking firm
Irwin W. Winter...............................  Executive Vice President and Chief Financial     63        1987
                                                Officer of the Company

     The following individuals are nominees to the Company's Board of Directors who have not previously served as directors of the Company.

NAME                                             PRINCIPAL OCCUPATION                              AGE
-----------------------------------------------  -----------------------------------------------   ---
Joel H. Goldberg...............................  President of Career Consultants, Inc., a          53
                                                 management consulting firm
Marc Grosman...................................  Founder and Chief Executive Officer of Marc       45
                                                 Laurent SA, the owner of a chain of European
                                                 apparel stores which trade under the name CELIO
Dennis F. Hightower............................  Consultant; formerly President of Walt Disney     55
                                                 Television and Telecommunications
Sylvia M. Rhone................................  Chairman and Chief Executive Officer of the       45
                                                 Elektra Entertainment Group of Time-Warner Inc.

     Mr. Cohen is also a director of Franklin Electronic Publishers, Inc. Mr. Solomon is also a director of Centennial Cellular Corp., Century Communications Corporation, Culbro Corporation, Monro Muffler Brake, Inc. and Office Depot, Inc. Mr. Winter is also a director of Trend-Lines, Inc. Mr. Hightower is also a director of TJX Companies.

     Each of the directors or nominees for director has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Klatsky who, while serving as President of the Company for more than the past five years, was elected the Company's Chief Executive Officer in June 1993 and Chairman of the Board in June 1994, Mr. Maggin, who, until October 1996, was Executive Vice President of Multimedia Group, Capital Cities/ABC, Inc., and Mr. Hightower, who until June 1996 was President of Walt Disney Television and Telecommunications and prior to 1995 was Executive Vice President, Consumer Products, of The Walt Disney Corporation.

     No family relationship exists between any director or executive officer of the Company.

     The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee. The Audit Committee, composed during the fiscal year ended February 2, 1997 of Messrs. Maggin, Osterweis and Scolnick, is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers and internal auditors of the Company the scope and nature of the Company's internal audit function. The Audit Committee held three meetings during the fiscal year ended February 2, 1997. The Compensation Committee, composed during the fiscal year ended February 2, 1997 of Messrs. Maggin, Meredith and Osterweis and Ms. Lagomasino, is charged with setting the compensation of all executive officers, recommending new incentive compensation plans and implementing changes and improvements to existing incentive compensation plans, all subject to approval by the Board of Directors. The Compensation Committee held three meetings during the fiscal year ended February 2, 1997.

     During the fiscal year ended February 2, 1997, there were five meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they serve, except for Joseph B. Fuller, who attended three of the five meetings of the Board of Directors.

     The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act') and on representations from its executive officers and directors, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended February 2, 1997, except that each of Irwin W. Winter and Peter J. Solomon filed late one report relating to one transaction.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer (together, the 'Named Executive Officers'), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended February 2, 1997, January 28, 1996 and January 29, 1995 (fiscal years 1996, 1995 and 1994, respectively).

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                       ANNUAL
                                                                    COMPENSATION       AWARDS         ALL OTHER
                                                                    ------------    ------------    COMPENSATION(2)
NAME AND                                                  FISCAL       SALARY        OPTIONS(1)     -------------
PRINCIPAL POSITION                                         YEAR          $               #                $
-------------------------------------------------------   ------    ------------    ------------    -------------
Michael J. Blitzer.....................................    1996        456,250         15,000           20,827
Senior Vice President,                                     1995        383,333          7,500           16,593
  Phillips-Van Heusen Corporation                          1994        333,333          2,320           18,952
Bruce J. Klatsky.......................................    1996        850,000         35,000           60,324
Chairman,                                                  1995        816,666         20,000           56,427
  Phillips-Van Heusen Corporation                          1994        750,000          7,890           93,977
Allen E. Sirkin........................................    1996        650,000         25,000           26,640
Vice Chairman,                                             1995        633,333         15,000           24,093
  Phillips-Van Heusen Corporation                          1994        575,000          5,260           25,627
Mark Weber.............................................    1996        575,000         25,000           24,390
Vice Chairman,                                             1995        491,666          7,500           19,763
  Phillips-Van Heusen Corporation                          1994        462,500          4,170           22,252
Irwin W. Winter........................................    1996        500,000         25,000           22,140
Executive Vice President,                                  1995        491,666         15,000           19,843
  Phillips-Van Heusen Corporation                          1994        456,250          5,000           17,533

     No bonuses, other annual compensation, restricted stock awards, stock appreciation rights ('SARs') or long-term incentive plan ('LTIP') payouts (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

---------------
(1) The options granted listed in the table do not include grants made in connection with the like-value exchange of stock options, as described under 'Like-Value Exchange of Stock Options.'


(2) All Other Compensation includes payments or contributions required by the Company's Associates Investment Plan and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefit Trust.

         Under the combination of the Company's Associates Investment Plan, its Associates Investment Plan (Crystal Brands Division) and its Associates Investment Plan for Associates in Puerto Rico, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 6% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 15% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15% after deductions for contributions to the Company's Associates Investment Plans. The Company or its subsidiaries will contribute an amount equal to 50% of an employee's contribution up to a maximum of 3% of such employee's total compensation. The entire amount contributed by the Company will be invested in Common Stock and the amount contributed by the employee will be invested, in the employee's sole direction, in up to

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) six investment funds (including up to 25% in additional Common Stock), except that, in the case of the Supplemental Savings Plan, the Company's contribution will be in the form of phantom shares of Common Stock and the employee's contribution will earn interest at the same rate as is paid on 10-year United States Treasury bonds, except for certain employee contributions made prior to July 1, 1995 which were invested in the form of phantom shares of Common Stock. A participant's interest in the amounts arising out of employer contributions vests after the earlier of five years, at age 65 or upon disability or death. In fiscal years 1996, 1995 and 1994, respectively, the Company made contributions which are reflected under this column in the amounts of $13,687, $11,500 and $10,575 for Michael J. Blitzer, $25,500, $24,500
         and $22,500 for Bruce J. Klatsky, $19,500, $19,000 and $17,250 for
         Allen E. Sirkin, $17,250, $14,670 and $13,875 for Mark Weber and $15,000, $14,750 and $13,688 for Irwin W. Winter.

         The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges up to a specified annual maximum. During fiscal years 1996, 1995 and 1994, respectively, the Company incurred the following annual premiums for single or family coverage for the Named Executive Officers which are reflected under this column: Michael J. Blitzer--$7,140, $5,093 and $8,377; Bruce J. Klatsky--$7,140, $5,093 and $8,377; Allen E. Sirkin--$7,140, $5,093
         and $8,377; Mark Weber--$7,140, $5,093 and $8,377; and Irwin W.

         Winter--$7,140, $5,093 and $3,845.

         Under the Company's Educational Benefit Trust, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986 except with respect to children who were then covered by the plan. For fiscal years 1996, 1995 and 1994, the education benefits received by Mr. Klatsky's son, the only child of a Named Executive Officer who in this period was eligible to receive benefits under the plan, are reflected under this column and totalled $27,684, $26,834, and $26,100, respectively.


                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1987 Stock Option Plan (the '1987 Option Plan') granted to the Named Executive Officers during the fiscal year ended February 2, 1997. No stock appreciation rights have been granted by the Company.

                                                     INDIVIDUAL GRANTS
                           ----------------------------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                       PERCENT OF                            VALUE AT ASSUMED
                                         TOTAL                            ANNUAL RATES OF STOCK
                                        OPTIONS                           PRICE APPRECIATION FOR
                                       GRANTED TO                              OPTION TERM
                            OPTIONS    EMPLOYEES   EXERCISE              ------------------------
                           GRANTED(1)  IN FISCAL    PRICE    EXPIRATION      5%           10%
NAME                           #          YEAR       $/SH       DATE          $            $
-------------------------  ----------  ----------  --------  ----------  -----------  -----------
Michael J. Blitzer.......     15,000        2.2      13.13     6/18/06       123,810      313,770
Bruce J. Klatsky.........     35,000        5.2      13.13     6/18/06       288,890      732,130
Allen E. Sirkin..........     25,000        3.7      13.13     6/18/06       206,350      522,950
Mark Weber...............     25,000        3.7      13.13     6/18/06       206,350      522,950
Irwin W. Winter..........     25,000        3.7      13.13     6/18/06       206,350      522,950
All stockholders(2)......     N/A        N/A         N/A        N/A      220,209,250  558,073,309

                                                       (Footnotes on next page)

(Footnotes from previous page)

---------------
(1) All options granted to the Named Executive Officers in the fiscal year ended February 2, 1997 were granted on June 18, 1996. One third of the outstanding options become exercisable on each of the third, fourth and fifth anniversaries of the grant date.

         The options granted listed in the table do not include grants made in connection with the like-value exchange of stock options, as described under 'Like-Value Exchange of Stock Options.'

(2) These figures were calculated assuming that the price of the 26,679,095 shares of Common Stock outstanding on June 18, 1996 increased from $13.13 per share at a compound rate of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the option term for all of the Company's stockholders.

                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the value at February 2, 1997 of unexercised stock options held by the Named Executive Officers. No stock appreciation rights have been granted by the Company and no stock options were exercised during the fiscal year ended February 2, 1997 by the Named Executive Officers.

                               NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                 OPTIONS AT FISCAL      OPTIONS IN-THE-MONEY AT
                                      YEAR-END             FISCAL YEAR-END(1)
                              ------------------------  ------------------------
                              EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
NAME                                     #                         $
----------------------------  ------------------------  ------------------------
Michael J. Blitzer..........      4,906       26,557        24,530       35,226
Bruce J. Klatsky............     21,568       68,939       107,840      138,389
Allen E. Sirkin.............     25,101       48,259       147,175      166,874
Mark Weber..................     32,746       38,891       226,855      244,219
Irwin W. Winter.............     29,118       48,178       161,840      181,438



(Footnotes from previous page)

---------------

(1) Fair market value at fiscal year-end of securities underlying the options minus the exercise price of the options.

                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $65,400.

                               YEARS OF SERVICE
  REMUNERATION    -------------------------------------------
       $            15       20       25       30       35
----------------  -------  -------  -------  -------  -------
175,000            34,761   45,792   56,637   67,374   78,051
275,000            57,261   75,792   94,137  112,374  130,551
375,000            79,761  105,792  131,637  157,374  183,051
475,000           102,261  135,792  169,137  202,374  235,551
575,000           124,761  165,792  206,637  247,374  288,051
675,000           147,261  195,792  244,137  292,374  340,551
775,000           169,761  225,792  281,637  337,374  393,051
825,000           181,011  240,792  300,387  359,874  419,301

     The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-1994 benefits are based on pre-1994 high five-year average compensation and exclude bonuses). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65; such benefits under the pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for social security or other offset amounts.

     The credited years of service under the pension plans, as of February 2, 1997, for each of the Named Executive Officers is set forth in the following table.

                                CREDITED YEARS
NAME                              OF SERVICE
------------------------------  --------------
Michael J. Blitzer............         16
Bruce J. Klatsky..............         24
Allen E. Sirkin...............         10
Mark Weber....................         24
Irwin W. Winter...............          9


                      LIKE-VALUE EXCHANGE OF STOCK OPTIONS

     On June 18, 1996, the Board of Directors approved a program allowing a 'like-value exchange' of certain options previously awarded to employees, including the Named Executive Officers, one other executive officer and the non-employee directors. Optionees were given the opportunity to exchange options awarded between September 1, 1991 and March 31, 1995 for new options which had a value equal to the old options, but were for fewer shares, at the then current stock price and with the same term as the remaining term of the old options.

     This program was offered because the Company's Common Stock had experienced significant volatility over the past five years. Much of that volatility was created by dramatic shifts in the retail and apparel industries as well as in the investment community. The Board believed that options at exercise prices significantly higher than current market prices no longer served as an incentive to the optionees and, as a result, did not adequately focus the optionees on the goal of increasing stockholder value as measured by the price of the Common Stock.

     All stock options have a value which is measured in terms of vesting period, years elapsed and remaining in the option's ten year term, the option price at issuance, the current market price of the underlying stock and the volatility of the underlying stock over a period of years. The Black-Scholes model has become generally accepted in the financial community as a proper means of valuing a stock option at any point during its option life. William M. Mercer and Company, a compensation and benefits consultant, calculated the relevant Black-Scholes values for both the options to be exchanged and the new options and determined the exchange ratios for each of the option grants included in the program. The exchange ratios were set such that the new options had the same value as the exchanged options. The net result is that the exercise price of the new options is lower than the exercise price of the options exchanged, but the number of shares of Common Stock underlying the options is reduced, while the term of the new options is the same as the remaining term of the exchanged options. The Company should incur no significant new costs in conjunction with the program, since the overall value of the grants remained the same. The Board of Directors believed that the reduced exercise price would create a more immediate positive incentive to the optionees who agreed to the exchange. This was, and continues to be, especially important during a period of transition where continuity and intensified commitment of management is essential. To support this incentive effect, the program requires optionees to hold their new options at least one year after exchange before exercising them, irrespective of prior exercisability. The participation of the non-employee directors in the like-value exchange program is subject to stockholder approval, as discussed under 'Like-Value Exchange of Certain Director Stock Options.'

                               Board of Directors


Edward H. Cohen                           Maria Elena Lagomasino                  Steven L. Osterweis
Estelle Ellis                             Harry N.S. Lee                          William S. Scolnick
Joseph B. Fuller                          Bruce Maggin                            Peter J. Solomon
Bruce J. Klatsky                          Ellis E. Meredith                       Irwin W. Winter

     The following table sets forth the details of all exchanges and repricings of options held by any executive officer during the last ten completed fiscal years. The data with respect to the July 10, 1996 transactions relate to the like-value exchange program described above. The data with respect to the November 5, 1987 transactions relate to a repricing of certain then outstanding options; Mr. Klatsky is the only executive officer who was an executive officer at that time.

                                                              10-YEAR OPTION REPRICINGS
                              -----------------------------------------------------------------------------------------
                                            NUMBER OF                                           NUMBER OF    LENGTH OF
                                           SECURITIES     MARKET                               SECURITIES    ORIGINAL
                                           UNDERLYING    PRICE OF     EXERCISE                 UNDERLYING   OPTION TERM
                                             OPTIONS     STOCK AT     PRICE AT                   OPTIONS     REMAINING
                                DATE OF     EXCHANGED     TIME OF      TIME OF        NEW         AFTER     AT DATE OF
NAME AND                      EXCHANGE OR      OR       EXCHANGE OR  EXCHANGE OR   EXERCISE    EXCHANGE OR  EXCHANGE OR
POSITION                       REPRICING    REPRICED     REPRICING    REPRICING      PRICE      REPRICING    REPRICING
----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Michael J. Blitzer .........     7/10/96       2,700        $12.25      $22.375       $12.25        1,674    5.9 years
  Senior Vice                    7/10/96       2,070        $12.25      $31.625       $12.25        1,014    7.2 years
  President                      7/10/96       2,320        $12.25      $27.875       $12.25        1,369    7.9 years
                                 11/5/87      15,000         $4.75        $8.50        $4.75       15,000    9.9 years

Emanuel Chirico ............     7/10/96      10,000        $12.25      $33.375       $12.25        4,800    7.3 years
  Vice President                 7/10/96       1,930        $12.25      $27.875       $12.25        1,139    7.9 years

Bruce J. Klatsky ...........     7/10/96       8,840        $12.25      $22.375       $12.25        5,481    5.9 years
  Chairman                       7/10/96       7,760        $12.25      $31.625       $12.25        3,803    7.2 years
                                 7/10/96       7,890        $12.25      $27.875       $12.25        4,655    7.9 years
                                 11/5/87      25,000         $4.75        $7.50        $4.75       25,000    8.6 years
                                 11/5/87      60,000         $4.75        $8.50        $4.75       60,000    9.9 years

Allen E. Sirkin ............     7/10/96       4,910        $12.25      $22.375       $12.25        3,044    5.9 years
  Vice Chairman                  7/10/96       4,310        $12.25      $31.625       $12.25        2,112    7.2 years
                                 7/10/96       5,260        $12.25      $27.875       $12.25        3,103    7.9 years
                                 11/5/87      10,000         $4.75        $8.50        $4.75       10,000    9.9 years

Mark Weber .................     7/10/96       3,440        $12.25      $22.375       $12.25        2,133    5.9 years
  Vice Chairman                  7/10/96       3,670        $12.25      $31.625       $12.25        1,798    7.2 years
                                 7/10/96       4,170        $12.25      $27.875       $12.25        2,460    7.9 years
                                 11/5/87      10,000         $4.75        $8.50        $4.75       10,000    9.9 years

Irwin W. Winter ............     7/10/96       5,160        $12.25      $22.375       $12.25        3,199    5.9 years

  Executive Vice                 7/10/96       4,140        $12.25      $31.625       $12.25        2,029    7.2 years
  President                      7/10/96       5,000        $12.25      $27.875       $12.25        2,950    7.9 years
                                 11/5/87      50,000         $4.75        $9.94        $4.75       50,000    9.7 years

                           COMPENSATION OF DIRECTORS

     During the fiscal year ended February 2, 1997, each director of the Company who was not an employee of the Company or any of its subsidiaries received a fee of $10,000 for his or her services as a director of the Company and $750 for each Board meeting attended. Each director who was a member of the Audit Committee received an additional fee of $2,500 and each director who was a member of the Compensation Committee received an additional fee of $2,500. Commencing with 1997, the annual fee for directors who are not employees of the Company has been increased to $20,000 and the fee for each meeting increased to $1,000. Pursuant to the 1987 Option Plan, each outside director is entitled to receive, on an annual basis, a non-incentive option to purchase the number of shares of Common Stock derived by dividing $50,000 by the fair market value of a share of Common Stock on the date of grant. Pursuant to the 1987 Option Plan, on June 18, 1996, each outside director was granted an option to purchase 3,809 shares of Common Stock. If the 1997 Option Plan is approved by the stockholders at the meeting, each outside director will be granted, on an annual basis commencing with 1997, an option to purchase 4,000 shares of Common Stock at the fair market value on the date of grant.

     The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel for the fiscal year ended February 2, 1997 and will continue to be so engaged for the fiscal year ending February 1, 1998.

     Peter J. Solomon Company, Ltd., of which Mr. Solomon is Chairman, provides investment banking services to the Company.

     Business Image, Inc., of which Ms. Ellis is President, provides marketing and communications services to the Company, including the publication of a corporate newsletter. During the fiscal year ended February 2, 1997, Business Image, Inc. was paid $98,309 for its services to the Company.

     Monitor Company, of which Mr. Fuller is a director, provided business consulting services to the Company during the fiscal year ended February 2, 1997.

     TAL Apparel Limited, of which Mr. Lee is a director, has been, and continues to be, one of the principal manufacturers of the Company's apparel products. During the fiscal year ended February 2, 1997, the Company purchased approximately $34,500,000 of products from TAL Apparel Limited and certain related companies.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                        EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS


     The Company has had in effect since 1987 a Special Severance Benefit Plan providing benefits for 18 key employees of the Company and its subsidiaries, including the Named Executive Officers. Upon the termination of employment by any participant within two years after a change in control of the Company (as defined in the Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, the Company has agreed to indemnify each participant in the Plan against any and all liabilities he or she may incur under Section 4999(a) of the Internal Revenue Code (relating to excise taxes on excess parachute payments), including any income taxes and/or additional excise taxes applicable to such indemnification payment. Mr. Klatsky is also entitled to the payment under the Plan if (i) he is not continued as the Company's chief executive officer and Chairman of the Board prior to his retirement as an employee of the Company, (ii) the appointment by the directors of an officer or the hiring by the directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company, or (iii) the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, including a minimum level of compensation, as such existed on April 28, 1993.

     Certain other plans of the Company in which certain of the Named Executive Officers participate provide for benefits upon the occurrence of a change in control of the Company. The Company's Capital Accumulation Plan, under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts, provides that if a participant's employment with the Company is terminated following a change in control of the Company, the full undiscounted value of the future payments to be made to the participant under the Plan becomes immediately payable in a lump sum. Further, each participant's rights are subject to non-competition and non-disclosure restrictions which automatically terminate upon a change in control of the Company. Upon a change in control of the Company, all options which were previously granted under the Company's 1973 Stock Option Plan and the 1987 Option Plan and which have not expired or been otherwise cancelled become immediately exercisable in full (regardless of whether such options have fully vested).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for the fiscal year ended February 2, 1997 were Maria Elena Lagomasino, Bruce Maggin, Ellis E. Meredith and Steven L. Osterweis. There were no interlocks or insider participation as defined in the proxy regulations of the Securities and Exchange Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's responsibility is to set the compensation of all executive officers, recommend new incentive compensation plans and implement changes and improvements to existing incentive compensation plans, all subject to approval by the Board.


     OVERALL POLICY. The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team who have largely been responsible for the Company's success. The Compensation Committee has structured the Company's compensation program (1) primarily to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (2) to link a portion of its executive officers' compensation to long-term increases in value created for the Company's stockholders by the efforts of these officers and (3) to be consistent with the Company's high ethical standards. The Company's compensation program does not rely, to any significant extent, on fringe benefits or perquisites.

     The key elements of the Company's executive compensation package have been base salaries and stock options. In addition, the Company believes its fringe benefit plans are generally competitive and that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover. Although the Company had eliminated the annual bonus portion of executive compensation several years ago, in response to competitive pressures and in light of the reorganization of the Company's business units, the Compensation Committee has determined to reinstate the annual bonus portion of executive compensation for 1997. Annual bonuses awarded may exceed limits as to deductibility established by Section 162(m) of the Internal Revenue Code.

     Based upon the Compensation Committee's recommendation and the information provided by its consultant, Towers Perrin, in April 1995, the Board adopted the Performance Restricted Stock Plan, which was approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders. No awards were made under this Plan, as performance goals were not achieved in fiscal years 1995 and 1996, and the Plan was terminated by the Board in March 1997.

     The Compensation Committee annually reviews the Company's executive compensation package, taking into account corporate performance, stock price performance and total return to stockholders, as well as industry conditions, recommendations of the Company's chief executive officer and compensation awarded to executives in other companies, especially those involved in the apparel, footwear and specialty retail industries. In establishing future executive compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of an individual executive, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of Bruce J. Klatsky, as chief executive officer, are considered by the Compensation Committee in their review of the performance and compensation of individual executives.

     BASE SALARIES. Annual salaries are determined by evaluating the performance of the Company and of each executive. In the case of executives with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the

Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share presented to and reviewed by the Board for the fiscal year, and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's associates. Also considered are years of service to the Company. In addition, the Compensation Committee considers information provided by Towers Perrin regarding competitive executive compensation. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions among the executive officers and between the executive officers, on the one hand, and the Company's chief executive officer, on the other hand. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Compensation Committee for any of the Named Executive Officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's chief executive officer, of appropriate compensation levels.

     In determining the base salary of Bruce J. Klatsky, as chief executive officer for the fiscal year ended February 2, 1997, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee, the performance of the Common Stock over the prior several years and the assessment by the Compensation Committee of Mr. Klatsky's individual performance. In evaluating whether the Company achieved its financial goals, the Compensation Committee reviewed the extent to which the Company achieved budgeted estimates for sales, gross and after-tax margins and earnings per share presented to and reviewed by the Board and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). The Compensation Committee also reviewed several compensation surveys in determining Mr. Klatsky's compensation package.

     LONG-TERM INCENTIVES. Under the 1987 Option Plan, stock options are granted to executives of the Company. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are customarily granted at prices equal to fair market value at the date of grant. Generally stock options may not be exercised until the third anniversary of the date on which they are granted and grants of stock options do not become fully exercisable until the fifth anniversary of the date on which they are granted. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years. Such grants will continue under the 1997 Option Plan, if approved by the stockholders of the Company at the meeting.

     In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of incentive based compensation and intends to implement, when appropriate, such methods in lieu of or in addition to stock options.

     Grants under the 1987 Option Plan were awarded in June 1996 to approximately 250 of the top executives of the Company. Each executive received a fixed number of shares relative to his or her salary range and based on an option valuation model as of the date of the grant. The options were granted in an amount such that the value of the award, when combined with direct compensation and, for participants in the Performance Restricted Stock Plan, the potential award that executive might receive under the Performance Restricted Stock Plan, would provide competitive total compensation relative to comparable positions at other companies. The value of the options granted to the Named Executive Officers on June 18, 1996 were, on average, 21% of the direct compensation for the Named Executive Officers for the fiscal year ended February 2, 1997. No awards were made under the Performance Restricted Stock Plan, as performance goals were not achieved.

     STOCK OWNERSHIP. To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company acquire Common Stock of the Company through the Company's Associates Investment Plans. The fact that the majority of the Company's executive officers have chosen to invest a large portion of the discretionary portion of their Associates Investment Plan funds in Common Stock of the Company evidences their deep commitment to and belief in the future success of the Company.

                             Compensation Committee

      Maria Elena Lagomasino              Ellis E. Meredith
      Bruce Maggin                        Steven L. Osterweis

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Company's Common Stock against the cumulative return of the S&P 500 Composite Index, and a line of business index comprised of the S&P 500 Retail Store Composite Index, the S&P 500 Textile (Apparel Manufacturers) Index and the S&P 500 Shoes Index for the five fiscal years ended February 2, 1997. The figures represented in the performance graph assume the reinvestment of dividends.

                        COMPARISON OF 5 YEAR CUMULATIVE
                                  TOTAL RETURN

                                   [CHART]

              Phillips-Van-Heusen     S & P 500 Composite Index  Line of Business Index
Jan-92               100                         100                        100
Jan-93               139.79                      110.57                     122.31
Jan-94               171.32                      124.74                     117.90
Jan-95                76.77                      125.42                      85.83
Jan-96                51.74                      173.79                      79.14
Jan-97                67.37                      219.52                     115.72

---------------

Note: Line of Business Index is composed of a blended weighting of the S&P 500 Retail Store Composite Index (50%), the S&P 500 Textile (Apparel Manufacturers) Index (33%) and the S&P 500 Shoes Index (17%) to correspond generally to the Company's relative sales over the five-year period attributable to its retail, wholesale apparel and wholesale footwear operations.

VALUE OF $100.00 INVESTED AFTER FIVE YEARS:

Phillips-Van Heusen Corporation Common Stock                                         $ 67.37
S&P 500 Composite Index                                                              $219.52
Line of Business Index                                                               $115.72

             LIKE-VALUE EXCHANGE OF CERTAIN DIRECTOR STOCK OPTIONS

     On June 18, 1996, the Board of Directors approved a program allowing a 'like-value exchange' of certain options previously awarded to certain employees and the non-employee directors. Optionees were given the opportunity to exchange options awarded between September 1, 1991 and March 31, 1995 for new options which had a value equal to the old options but were for fewer shares, at the then current stock price and with a term equal to the term of the exchanged options. For information with respect to the program, see 'Executive Compensation--Like-Value Exchange of Stock Options.' Since the 1987 Option Plan permits only formula option grants to non-employee directors, their participation in the program requires an amendment to the Plan. Stockholder ratification of the Board of Directors' action to amend the Plan in this respect is required to effect the like-value exchange for non-employee directors. If the stockholders disapprove of the program for non-employee directors, their like-value exchanges will be rescinded.


     The following table sets forth the details of the like-value exchange of options held by non-employee directors:

                                                                                                                 LENGTH OF
                                       NUMBER OF      MARKET                                    NUMBER OF        ORIGINAL
                                       SECURITIES    PRICE OF        EXERCISE                  SECURITIES       OPTION TERM
                                       UNDERLYING    STOCK AT        PRICE AT        NEW       UNDERLYING        REMAINING
                            DATE OF     OPTIONS       TIME OF        TIME OF       EXERCISE   OPTIONS AFTER     AT DATE OF
NAME                        EXCHANGE   EXCHANGED     EXCHANGE        EXCHANGE       PRICE       EXCHANGE         EXCHANGE
--------------------------  --------   ----------   -----------   --------------   --------   -------------   ---------------
Edward H. Cohen...........  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Estelle Ellis.............  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Joseph B. Fuller..........  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Maria Elena Lagomasino....  7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Bruce Maggin..............  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Ellis E. Meredith.........  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Steven Osterweis..........  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

William Scolnick..........  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

Peter J. Solomon..........  7/10/96       2,235       $12.25         $22.375        $12.25        1,386          5.9 years
                            7/10/96       1,581       $12.25         $31.625        $12.25          743          6.9 years
                            7/10/96       1,793       $12.25         $27.875        $12.25        1,058          7.9 years

     Ratification of the like-value exchange of non-employee directors' stock options requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE

LIKE-VALUE EXCHANGE OF NON-EMPLOYEE DIRECTORS' STOCK OPTIONS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE RATIFICATION OF THE EXCHANGE OF THE DIRECTORS' STOCK OPTIONS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                       APPROVAL OF 1997 STOCK OPTION PLAN

     On April 29, 1997, the Board of Directors adopted, upon the recommendation of the Compensation Committee and subject to stockholder approval, a new 1997 Stock Option Plan (the '1997 Option Plan'). The 1997 Option Plan is intended to replace the 1987 Option Plan, which expired pursuant to its terms on April 1, 1997.

     The following summary of certain features of the 1997 Option Plan is qualified in its entirety by reference to the full text of the Plan, which is Exhibit A to this Proxy Statement.

     The 1997 Option Plan authorizes the grant of an aggregate of 2,500,000 shares of Common Stock to key employees of the Company and its subsidiaries and to directors of the Company who are not employees. Under the Plan, the Company may grant to eligible individuals incentive stock options, as defined in Section 422(b) of the Internal Revenue Code (the 'Code'), and/or non-incentive stock options.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1997 OPTION PLAN.

NATURE AND PURPOSE OF THE 1997 OPTION PLAN

     The purpose of the 1997 Option Plan is to induce certain individuals to remain in the employ or service of the Company and its subsidiaries, to attract new employees and directors and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success. The approximate number of persons eligible to participate in the 1997 Option Plan is 250.

DURATION AND MODIFICATION

     The 1997 Option Plan will terminate not later than April 28, 2007. The Board of Directors may at any time terminate the Plan or make such modifications of the Plan as it may deem advisable. However, except in certain limited circumstances, the Board may not, without further approval by the stockholders, increase the number of shares of Common Stock as to which options may be granted under the Plan, or change the class of persons eligible to participate in the Plan or change the manner of determining the option prices.

ADMINISTRATION


     The 1997 Option Plan is administered by the Compensation Committee. The Compensation Committee consists of from three to five members of the Board of Directors who are 'non-employee directors' within the meaning of Rule 16b-3 under the Exchange Act and 'outside directors' within the meaning of Section 162(m) of the Code. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. The present members of the Compensation Committee are Messrs. Maggin, Meredith and Osterweis and Ms. Lagomasino. The Compensation Committee has discretion to determine the participants under the 1997 Option Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option will be an incentive stock option, a non-incentive stock option or a combination thereof. The Committee will not have the discretion to determine any of the foregoing with respect to the non-discretionary options granted to non-employee directors, and all options granted to non-employee directors are non-incentive stock options. In addition to the fees payable to the Compensation Committee members as directors of the Company, they receive a $2,500 annual fee for their service as Compensation Committee members. The members of the Compensation Committee do not receive additional compensation for service in connection with the administration of the 1997 Option Plan.

DESCRIPTION OF OPTIONS

     Under the 1997 Option Plan, the per share exercise price of any option may not be less than the fair market value of a share of Common Stock on the business day preceding the date of grant. The aggregate fair market value of the shares of Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may, during any fiscal year, be granted options to purchase more than 100,000 shares of the Common Stock.

     Directors who are not employees of the Company or its subsidiaries receive a non-discretionary annual grant of options to purchase 4,000 shares of Common Stock at 100% of the fair market value on the date of grant.

     Options granted under the 1997 Option Plan are exercisable with respect to 33 1/3% of the underlying shares on the third anniversary of the date of grant, 66 2/3% of the underlying shares on the fourth anniversary of the date of grant, and in full on the fifth anniversary of the date of grant, unless otherwise determined by the Committee at the time of the grant of the option. The Board may permit any option to be exercised in whole or in part prior to the time that it would otherwise be exercisable. Upon the exercise of an option, the option price must be paid in cash or, if the Committee so determined at the time of the grant of the option, in shares of Common Stock. An option may not be granted for a period in excess of ten years from the date of grant.

     In the event of the death or retirement of an optionee, all options theretofore granted will become immediately exercisable and, if not exercised, will terminate, generally within three months of such optionee's death or three years of such optionee's retirement. In the event an optionee leaves the employ of the Company or one of its subsidiaries or ceases to serve as a director of the Company prior to his or her death or retirement, any options previously granted to but not exercised by such optionee will terminate, generally within 30 days of such optionee's termination of employment or service as a director. Options are not transferable except upon death.

     The number of shares reserved for issuance under the 1997 Option Plan and the number of shares covered by each option granted under the Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each option will terminate.

     The Committee may not, without further approval by the stockholders, amend any outstanding option to reduce the option price, or cancel any outstanding option and contemporaneously award a new option to the same optionee for substantially the same number of shares at a lower option price.

SECURITIES SUBJECT TO THE 1997 OPTION PLAN

     2,500,000 authorized but unissued shares of the Common Stock have been reserved for issuance upon the exercise of options granted under the 1997 Option Plan. The number of authorized but unissued shares so reserved will be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the 1997 Option Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the Plan.

     The market value of the Common Stock, as of April 17, 1997 was $11.875 per share.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

     The following discussion of the Federal income tax consequences of the granting and exercise of options under the 1997 Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

  Non-Incentive Stock Options

     No income will be recognized by an optionee at the time a non-incentive stock option is granted. Ordinary income will be recognized by an optionee at the time a non-incentive stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary (compensation) income will also constitute wages subject to withholding, and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

     The Company will be entitled to a deduction for Federal income tax purposes in the same amount that the optionee is required to include in income.

     If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

     Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-incentive stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any non-incentive stock option will be equal to the sum of the exercise price of such non-incentive stock option and the amount included in income with respect to such option.

  Incentive Stock Options

     In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

     The sale of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be an employee of the Company or a subsidiary of the Company at all times between the date of grant and the date three months before exercise of such incentive stock option.

     If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

     If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an option will be treated as a taxable disposition if the transferred shares are not held by the optionee for the requisite holding period.

CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

     The following table sets forth, for the three-year period ended February 2, 1997, with respect to the Named Executive Officers, each nominee for director, all executive officers as a group, all directors who are not executive officers as a group, and all employees as a group, the number of shares of Common Stock subject to options granted.

NAME OF INDIVIDUAL
OR IDENTITY OF GROUP                        CAPACITIES                                        OPTIONS GRANTED(1)
------------------------------------------  -----------------------------------------------  ---------------------
Michael J. Blitzer........................  Senior Vice President, Phillips-Van Heusen
                                              Corporation                                             24,820
Bruce J. Klatsky..........................  Chairman, Phillips-Van Heusen Corporation, and
                                              Nominee for Director                                    62,890
Allen E. Sirkin...........................  Vice Chairman, Phillips-Van Heusen Corporation            45,260
Mark Weber................................  Vice Chairman, Phillips-Van Heusen Corporation            36,670
Irwin W. Winter...........................  Executive Vice President, Phillips-Van Heusen
                                              Corporation, and Nominee
                                              for Director                                            45,000
Edward H. Cohen...........................  Nominee for Director                                       8,991
Joseph B. Fuller..........................  Nominee for Director                                       8,991
Maria Elena Lagomasino....................  Nominee for Director                                       8,991
Harry N.S. Lee............................  Nominee for Director                                       7,198
Bruce Maggin..............................  Nominee for Director                                       8,991
Peter J. Solomon..........................  Nominee for Director                                       8,991
All executive officers as a group (6
  officers)...............................                                                           239,070
All directors who are not executive
  officers as a group(2)..................                                                            52,153
All employees as a group(3)...............                                                         1,181,664

---------------
(1) The options granted listed in the table do not include grants made in connection with the like-value exchange of stock options, as described under 'Like-Value Exchange of Stock Options.'

(2)      Includes options granted to the nominees for director.

(3)      Excluding executive officers.

     Approval of the 1997 Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

     PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE 1997 OPTION PLAN UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                             SELECTION OF AUDITORS

     The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP, independent auditors, as auditors for the fiscal year ending February 1, 1998. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending January 31, 1999, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year. The auditing and tax fee paid to Ernst & Young LLP for the fiscal year ended January 28, 1996 was $1,007,900. The audit and tax work for the fiscal year ended February 2, 1997 is not yet completed, but it is estimated that the fee will be lower.

     It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                                 MISCELLANEOUS

     Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than January 2, 1998.

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson & Company, which is retained by the Company on a continuing basis at an annual fee not to exceed $6,000, will aid in the solicitation of proxies for the meeting.

     Copies of the 1996 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select will be discontinued.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 2, 1997 UPON WRITTEN REQUEST TO:

     The Secretary
     Phillips-Van Heusen Corporation
     1290 Avenue of the Americas
     New York, New York 10104

                                          By order of the Board of Directors,
                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
May 2, 1997

                                                                       EXHIBIT A

                        PHILLIPS-VAN HEUSEN CORPORATION
                            ------------------------
                             1997 STOCK OPTION PLAN
                            ------------------------

1. PURPOSE

     The purposes of the 1997 Stock Option Plan (the 'Plan') are to induce certain individuals to remain in the employ, or to continue to serve as directors, of Phillips-Van Heusen Corporation (the 'Company') and its present and future subsidiary corporations (each a 'Subsidiary'), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the 'Code'), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the 'Board') believes that the granting of stock options (the 'Options') under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) 'incentive stock options' (which term, when used herein, shall have the meaning ascribed thereto by the provisions of
Section 422(b) of the Code) or (b) options which are not incentive stock options ('non-incentive stock options') or (c) a combination thereof, as determined by the Committee (the 'Committee') referred to in Section 5 hereof at the time of the grant thereof.

2. EFFECTIVE DATE OF THE PLAN

     The Plan became effective on April 29, 1997, subject to ratification by the stockholders of the Company.

3. STOCK SUBJECT TO PLAN

     2,500,000 of the authorized but unissued shares of the common stock, $1.00 par value, of the Company (the 'Common Stock') are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a 'Participant') to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

5. COMMITTEE

     The Committee shall consist of two or more members of the Board both or all of whom shall be 'non-employee directors' within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and both or all of whom shall be 'outside directors' within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Options to persons who shall not be officers and/or directors of the Company and who are not, and in the judgment of the Committee may not be reasonably expected to become, a 'covered employee' within the meaning of Section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

6. ELIGIBILITY

     An Option may be granted only to a key employee of the Company or a Subsidiary or to a director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

7. OPTION PRICES

     A. The initial per share option price of any Option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

     B. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of the Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.

8. OPTION TERM

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9. LIMITATIONS ON AMOUNT OF OPTIONS GRANTED

     A. The aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. No Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 100,000 shares of the Common Stock.

10. EXERCISE OF OPTIONS

     A. Except as otherwise determined by the Committee at the time of grant, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the third anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may (i) during the period commencing on the third anniversary of the date of the granting of an Option to him or her and ending on the day next preceding the fourth anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such fourth anniversary and ending on the day next preceding the fifth anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby, and (iii) during the period commencing on such fifth anniversary, exercise such Option with respect to all of the shares granted thereby.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common

Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, if the Committee shall in its sole discretion so determine at the time of the grant of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided, further, however, that no portion of such payment may be made by delivering shares of the Common Stock acquired upon the exercise of an Option if such shares shall not have been held by the Participant for at least six months; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

     D. The Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

     E. I. Notwithstanding the provisions of paragraph A of this Section 10, in the event that a Change in Control shall occur, then, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For the purposes of this paragraph E, a 'Change in Control' shall be deemed to occur upon (a) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years, (b) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation, (c) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years, or (d) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors. For the purposes of this division I, (1) the term 'Affiliate' shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person, (2) the term 'Person' shall mean any individual, partnership, firm, trust, corporation or other similar entity and (3) when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a 'Person'.

     II. In the event that a Change of Control shall occur, then, from and after the time of such event, neither the provisions of this paragraph E nor any of the rights of any Participant thereunder shall be modified or amended in any way.

     F. Notwithstanding any other provision of the Plan to the contrary, including, but not limited to, the provisions of paragraph D of Section 10, if any Participant shall have effected a Hardship Withdrawal from a 401(k) Plan maintained by the Company and/or one or more of the Subsidiaries, then, during the period of one year commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option using cash. For the purpose of this paragraph F, a 'Hardship Withdrawal' shall mean a distribution to a Participant provided for in Reg. Section 1.401(k)-1(d)(1)(ii) promulgated under
Section 401(k)(2)(B)(i)(IV) of the Code or an analogous provision of the Puerto Rico Internal Revenue Code of 1994, as amended (the 'Puerto Rico Code') and the regulations promulgated thereunder, and a '401(k) Plan' shall mean a plan which is a 'qualified plan' within the contemplation of Section 401(a) of the Code or an analogous provision of the Puerto Rico Code which contains a 'qualified cash or deferred arrangement' within the contemplation of Section 401(k)(2) of the Code or an analogous provision of the Puerto Rico Code.

11. TRANSFERABILITY

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her.

12. TERMINATION OF EMPLOYMENT

     In the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his or her death or retirement, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 30 days after the date of such Participant's termination of employment or cessation of service and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant is terminated for cause (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. In the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her retirement, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three years after the date of such retirement and the date of termination specified in such Option. In the event a Participant's employment, or service as a director, with the Company and the Subsidiaries terminates by reason of his or her death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option. For purposes of the foregoing, (a) the term 'cause' shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, or (iv) continued alcohol or other substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries and (b) the term 'retirement' shall mean (i) the termination of a Participant's employment with the Company and all of the Subsidiaries (A) other than for cause or by reason of his or her death and (B) on or after the earlier to occur of (I) the first day of the calendar month in which his or her 65th birthday shall occur and
(II) the date on which he or she shall have both attained his or her 55th birthday and completed 10 years of employment with the Company and/or the Subsidiaries or (ii) the termination of a Participant's service as a director with the Company (A) other than for cause or by reason of his or her death and
(B) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

13. ADJUSTMENT OF NUMBER OF SHARES

     In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in paragraph B of
Section 9 hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in paragraph B of Section 9 hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in paragraph B of Section 9 hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of this
Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14. PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS

     Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. In the case of each non-incentive stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

15. NO STOCKHOLDER STATUS

     Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16. NO RESTRICTIONS ON CORPORATE ACTS

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17. NO EMPLOYMENT RIGHT

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

18. TERMINATION AND AMENDMENT OF THE PLAN

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining the option prices. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option. The Committee may not, without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, amend any outstanding Option to reduce the option price, or cancel any outstanding Option and contemporaneously award a new Option to the same optionee for substantially the same number of shares at a lower option price.

19. EXPIRATION AND TERMINATION OF THE PLAN

     The Plan shall terminate on April 28, 2007 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

20. OPTIONS FOR OUTSIDE DIRECTORS

     A. A director of the Company who is not an employee of the Company or a Subsidiary (an 'Outside Director') shall be eligible to receive, in addition to any other Option which he or she may receive pursuant to Section 7 hereof, an annual Option. Except as otherwise provided in this Section 20, each such Option shall be subject to all of the terms and conditions of the Plan.


     B. I. At the first meeting of the Board immediately following each annual meeting of the stockholders of the Company, each Outside Director shall be granted an Option, which shall be a non-incentive stock option, to purchase 4,000 shares of the Common Stock.

     II. The initial per share option price of each Option granted to an Outside Director shall be equal to the fair market value of a share of the Common Stock on the date of grant.

     III. The term of each Option granted to an Outside Director shall be ten years from the date of the granting thereof.

     IV. All or any portion of the payment required upon the exercise of an Option granted to an Outside Director may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid.

     C. The provisions of this Section 20 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are not Outside Directors.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        PHILLIPS-VAN HEUSEN CORPORATION

                          1290 Avenue of the Americas
                         New York, New York 10104-0101

    BRUCE J. KLATSKY and IRWIN W. WINTER, or either of them, with power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 17, 1997, and any adjournments thereof, on the matters printed on the reverse side.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

          o  FOR the election of all nominees for director;

          o  FOR the exchange of certain directors' options;

          o  FOR the approval of the Company's 1997 Stock Option Plan; and

          o  FOR the appointment of auditors.


                     (Continued, and to be dated and signed on the other side.)

                      PHILLIPS-VAN HEUSEN CORPORATION
                      P.O. BOX 11287
                      NEW YORK, N.Y. 10203-0287

    [    ]

The Board recommends a vote FOR proposals 1, 2, 3 and 4 below:

1.  Election of the nominees for director listed below:

    FOR all nominees [ ]     WITHHOLD AUTHORITY to vote [ ]    EXCEPTIONS*  [ ]
    listed below             for all nominees listed below

    Nominees:  Edward H. Cohen, Joseph B. Fuller, Joel H. Goldberg,
               Marc Grosman, Dennis F. Hightower, Bruce J. Klatsky, Maria Elena Lagomasino, Harry N.S. Lee, Bruce Maggin, Sylvia M. Rhone, Peter J. Solomon, Irwin W. Winter

    (Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    * Exceptions ______________________________________________________________

2.  Exchange of certain directors' options.  FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

3.  Approval of the 1997 Stock Option Plan.  FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

4.  Appointment of auditors.                 FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                                                            Address change  [ ]
                                                            and/or comments

                                       NOTE: The signature should agree with
                                       the name on your stock certificate. If
                                       acting as executor, administrator,
                                       trustee, guardian, etc., you should so
                                       indicate when signing. If the signer is
                                       a corporation, please sign the full
                                       corporate name, by duly authorized
                                       officer. If shares are held jointly,
                                       each stockholder named should sign.

                                       Dated:___________________________, 1997
                                    |
                                    |  _______________________________________
                               _____|                 Signature
                                       _______________________________________
                                              Signature, if held jointly

To vote, fill in (X) with black or blue ink only. [X]